Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm, Reports to Shareholders, and Financial Statements” in the Statement of Additional Information in Amendment Number 75 to the Deutsche DWS Tax Free Trust Registration Statement (Form N-1A, No. 002-81105) and to the incorporation by reference of our report dated July 25, 2019 on the financial statements and financial highlights of DWS Intermediate Tax-Free Fund (one of the funds constituting Deutsche DWS Tax Free Trust) included in the Fund’s Annual Report for the fiscal year ended May 31, 2019.

                                                                                                                         /s/ ERNST & YOUNG LLP

Boston, Massachusetts

September 23, 2019